Exhibit 32.2
Certification by the Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, C. Timothy Trenary, Chief Financial Officer of Commercial Vehicle Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 containing the financial statements of the Company (the “Periodic Report”), which this statement accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: March 16, 2020

/s/ C. Timothy Trenary
C. Timothy Trenary Chief Financial Officer (Principal Financial Officer)